                                                                   EXHIBIT 10.38

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. ss.ss. 200.80(b)(4), 200.83 AND 240.24b-2



                                INDUSTRIAL ENZYME

                                LICENSE AGREEMENT





                                     BETWEEN




                                NEW VENTURE LLC



                                       AND



                               DIVERSA CORPORATION

         This LICENSE AGREEMENT (including the Appendices hereto, the "LLC License") is by and between NEW VENTURE LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, having a place of business at San Diego, California, United States of America ("the LLC" or a "Party"), and DIVERSA CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware, having a place of business at 10665 Sorrento Valley Road, San Diego, California 92121, United States of America ("DIVERSA" or a "Party").


                                 R E C I T A L S

A. DIVERSA has discovered and developed enzymes and has expertise in the rearrangement of DNA to produce and discover genes utilizing proprietary technologies for the rapid discovery, development and optimization of enzymes.

B. The LLC has been formed for expertise in marketing and commercialization of enzymes to the industrial enzyme marketplace.

C. The LLC and DIVERSA are concurrently with this LLC License entering into a separate Industrial Enzyme Research Agreement ("IE R&D Agreement") in order to perform research together to discover and optimize the function of new genes, processes and products resulting thereupon that can be marketed and commercialized by the LLC to the industrial enzyme marketplace.

D. DIVERSA represents that it has Patent Rights and Know-How that pertain to this LLC License.

E. The LLC is desirous of obtaining, and DIVERSA wishes to grant to the LLC, a worldwide license to sell Licensed Enzymes (defined below) in the Approved Fields.


NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

When used in this LLC License, the following terms shall have the meanings set out below, unless the context requires otherwise. The singular shall be interpreted as including the plural and vice versa, unless the context clearly indicates otherwise.

         1.1 "Affiliate" means any corporation, firm, limited liability company, partnership or other entity that is directly or indirectly controlled by a Party to this LLC License. Control for this purpose means ownership, directly or through one or more affiliated entities, of greater than 50 percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than 50 percent (50%) of the equity interests in the case of any other type of legal entity, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

         1.2 "Approved Fields" shall have the same definition as provided in the LLC Agreement which definition is hereby incorporated by reference.

         1.3 "Board of Directors" means the governing body of the LLC established under the terms of the LLC Agreement.

         1.4 "Confidential Information" means all information, DIVERSA Know-How, scientific, technical, or non-technical data, Materials, business plans, financial projections, and marketing and sales information disclosed by one Party to the other under this LLC License, and including information disclosed under the IE R&D Agreement regarding Licensed Enzymes, whether disclosed or provided in oral, written (including but not limited to electronic, facsimile, paper or other means), graphic, photographic or any other form, except to the extent that such information:

                  (a) as of the date of disclosure is known to the receiving Party as shown by written documentation, other than by virtue of a prior confidential disclosure from the disclosing Party to the receiving Party;

                  (b) as of the date of disclosure is in, or subsequently enters, the public domain through no fault or omission of the receiving Party;

                  (c) as of the date of disclosure or thereafter is obtained from a Third Party free from any obligation of confidentiality; or

                  (d) as of the date of disclosure or thereafter is developed by the receiving Party independent of the disclosure by the disclosing Party as evidenced by written documentation.

         1.5 "Controls" or "Controlled" means, with respect to intellectual property, possession by DIVERSA (other than by virtue of this LLC License) of the ability to grant licenses or sublicenses to the LLC without violating the terms of any agreement or other arrangement with any Third Party and to the reasonable, good faith knowledge and belief of DIVERSA, without violating the rights of a Third Party.

         1.6 "DIVERSA Intellectual Property" means DIVERSA Patent Rights and DIVERSA Know-How.

         1.7 "DIVERSA Know-How" means [***] and [***] discovered or invented during the term of the IE R&D Agreement, and which are necessary or appropriate to develop and commercialize Licensed Products. (Know-How does not include inventions within the DIVERSA Patent Rights or Joint Patent Rights.)

         1.8 "DIVERSA Patent Rights" means (i) all patents and patent applications which are conceived of during performance of the IE R&D Agreement, which are assigned to DIVERSA or are Joint Patent Rights assigned to DIVERSA and the LLC, and which are necessary for the LLC to make, use or sell the Licensed Product. If such patent rights arise they shall be listed on Appendix A-1, attached hereto and made a part hereof; (ii) the patents and patent applications listed on Appendix A-2, attached hereto and made a part hereof, are patent rights of DIVERSA that predate the IE R&D Agreement but which patent rights are necessary for the LLC to make, use or sell the Licensed Products; and (iii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) or (ii) above, and any substitutions, confirmations, patents-of-addition, registrations or revalidations of any of the foregoing, in each case, which are Controlled by DIVERSA, and which are necessary for the LLC to make, have made, use, sell, have sold, export or import the


*CONFIDENTIAL TREATMENT REQUESTED

                  Licensed Products. All patents and patent applications subject to this definition are listed on Appendix A or will be included on Appendix A by the end of the term of the IE R&D Agreement.

         1.9 "DOW" means The Dow Chemical Company, having a place of business at Midland, Michigan. ---

         1.10 "Effective Date" means the date of last signature of the Parties at the end of this LLC License.

         1.11 "IE R&D Agreement" means the Industrial Enzyme Collaborative Research Agreement between the LLC and DIVERSA, executed concurrently with this LLC License.

         1.12 "Joint Patent Rights" means patents which are assigned to both the LLC and DIVERSA.

         1.13 "Licensed Enzyme" means any Enzyme which is used in the Approved Fields, and which is identified, discovered, or developed under the IE R&D Agreement, and which is designated by the Board of Directors to be licensed by this LLC License, and which is listed on Appendix C, attached hereto, and encompassed within DIVERSA Patent Rights listed on Appendix A-1 or A-2, attached hereto.

         1.14 "Licensed Product" means any product containing or consisting of a Licensed Enzyme and listed on Appendix B attached hereto.

         1.15 "Limited Liability Company Agreement" or "LLC Agreement" means the agreement executed between DOW and DIVERSA on June 29, 2000, establishing a joint venture to market industrial enzymes.

         1.16 "Material" means the original, tangible materials of any type provided by the LLC or DIVERSA to the other Party in order that the recipient can perform its obligations under this LLC License.

         1.17     "Territory" means the world.

         1.18 "Third Party" means anyone other than the LLC or DIVERSA, or their respective Affiliates.


                                   ARTICLE II

                              PATENT LICENSE GRANT
                              --------------------

         2.1 Grant of License to the LLC - Subject to the terms and conditions of this LLC License, DIVERSA hereby grants to the LLC, and the LLC hereby accepts:

                  (a) in the Approved Fields, an exclusive, royalty-free, worldwide license, including the right to grant sublicenses pursuant to Section 2.2, under the DIVERSA Patent Rights to use Licensed Enzymes to make, have made, import, have imported, use, have used, sell, have sold and otherwise exploit Licensed Products;

                  (b) a non-exclusive royalty-free license to any Know-How required to exploit the rights granted under (a), and for the LLC or its Affiliates to make, have made, import, have imported, use, have used, sell, have sold and otherwise exploit Licensed Products in the Approved Fields.

                  Appendix C attached hereto specifies each Licensed Enzyme, its respective Approved Field, and the DIVERSA Patent Rights from Appendix A associated with the Licensed Enzyme. Appendix C will be modified from time to time to include new Licensed Enzymes. If a Licensed Product is other than a Licensed Enzyme, then such Licensed Product shall be listed on Appendix B and the DIVERSA Patent Rights associated from Appendix A associated with the Licensed Product. For the listings on Appendix B, it is expected that families of Licensed Products made from one or more Licensed Enzymes for each Approved Field shall be listed together. The listing for Appendix C for the Licensed Enzymes are for all Approved Fields as a class of enzymes (e.g. [***]).

         2.2 Sublicensing - The license granted under Section 2.1 to the LLC includes the right to sublicense Third Parties, whether or not Affiliates of the LLC, including the right to enter into distributor contracts, manufacturing contracts with the Preferred Supplier as defined in the LLC Agreement, or other commercial transactions, including but not limited to sublicensing a competitor of the LLC. The LLC will be responsible for the observance by all sublicensees of all applicable provisions of this LLC License and will cause all sublicensees to observe the covenants in this LLC License (i.e., regarding confidentiality, maintaining records, and governmental regulations, as well as other provisions such as payments). All sublicenses, other than a label license, shall be in writing and the terms of any sublicense must be approved in advance by the Board of Directors. The LLC shall notify DIVERSA in writing within thirty (30) days of the grant of any sublicense hereunder.

         2.3 Reservations by the LLC and DIVERSA - The LLC and DIVERSA reserve the right to work with Third Parties outside the Approved Fields, or after the IE R&D Agreement terminates, within all Approved Fields, except that for [***] from the termination of the IE R&D Agreement, DIVERSA agrees [***] as per the terms of the LLC Agreement which terms are incorporated herein by reference. Additionally, DIVERSA agrees to provide support for [***] after termination of this LLC License or the IE R&D Agreement to the LLC or its licensees in accord with a Services Agreement to be executed by the Parties subsequently to this LLC License and in accord with the terms of the LLC Agreement which terms are incorporated herein by reference.


                                   ARTICLE III

                                    PAYMENTS
                                    --------

         3.1 Sharing of Profits - DIVERSA shall share in the profits generated from the marketing and sale of Licensed Products in accord with the terms stated in the LLC Agreement which terms are incorporated herein by reference. DIVERSA agrees that this sharing of profits per the LLC Agreement is adequate and sufficient consideration for this LLC License.


                                   ARTICLE IV


*CONFIDENTIAL TREATMENT REQUESTED

                                  PATENT RIGHTS
                                  -------------

         4.1 DIVERSA to Maintain DIVERSA Patent Rights - DIVERSA shall have the obligation and be responsible at its own cost and expense for prosecuting the patent applications in DIVERSA Patent Rights and for maintaining, and where possible extending, those DIVERSA Patent Rights for the term of this LLC License.

         4.2 Notice of Patent Lapse of Patent Rights - DIVERSA shall promptly advise the LLC of the grant, lapse, nullification, revocation, surrender, or invalidation of any of DIVERSA Patent Rights, at least in advance of any abandonment to enable the LLC to assume that prosecution, at the LLC's expense, should the LLC not agree to such abandonment.

         4.3 Validity, Non-Infringement - DIVERSA does not warrant that the manufacture, use and sale of Licensed Enzymes do not fall within the scope of Third Party patents or the intellectual property rights of a Third Party. However, to the best of DIVERSA's knowledge, information and belief, that as of the designation of any given Licensed Enzyme under the terms of the IE R&D Agreement, the use of the Licensed Enzyme to manufacture, use and sell the Licensed Products does not fall within the scope of Third Party patents which are not owned or licensed by DIVERSA.

         4.4 Disclaimer of Warranties as to Patent Rights - Other than as stated in Section 4.3, DIVERSA makes no representation that the inventions covered in any DIVERSA Patent Rights are patentable or that the DIVERSA Patent Rights are or will be valid or enforceable, nor does DIVERSA warrant or represent that the exercise of the rights licensed hereunder is free of infringement of patent rights of Third Parties.

         4.5 Hold Harmless - DIVERSA agrees to hold the LLC harmless for patent infringement under any DIVERSA patents or patents licensed to the LLC which may be otherwise infringed by the LLC's performance under this LLC License so long as this LLC License is in effect and is not terminated.

         4.6 Cooperation - DIVERSA and the LLC shall use good faith efforts to cooperate with respect to any issues that concern the development of the Licensed Products under this LLC License. The LLC is aware that competition in the Territory is likely if no DIVERSA Patent Rights or Joint Patent Rights exist or are obtained, and the LLC accepts this LLC License with that knowledge. DIVERSA shall promptly inform the LLC of any references or information of which DIVERSA becomes aware which might significantly impact the scope of the DIVERSA Patent Rights or dominate DIVERSA Patent Rights.


                                    ARTICLE V

                                 CONFIDENTIALITY
                                 ---------------

         5.1 Efforts - Each Party shall use good faith efforts to retain in confidence and not disclose to any Third Party each other's Confidential Information disclosed pursuant to the terms of this LLC License. Such "good faith efforts" shall mean the same degree of care, but no less than a reasonable degree of care, as the receiving Party uses to protect its own Confidential Information of a like nature. All

                  Confidential Information initially received in a non-written form shall be reduced to writing within thirty (30) days by the disclosing Party and such writing provided to the receiving Party. The receiving Party shall not be obligated if such writing is not received timely. The LLC shall continue to use the same good faith efforts with respect to the DIVERSA Confidential Information already in its possession under the IE R&D Agreement. Each Party may use Confidential Information of the other Party only to the extent required to accomplish the purposes of this LLC License.

         5.2 Notwithstanding the provisions of Section 5.1, if the receiving Party becomes legally compelled to disclose any of the disclosing Party's Confidential Information, the receiving Party shall promptly advise the disclosing Party of such required disclosure in order that the disclosing Party may seek a protective order confidential treatment or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the Confidential Information that it is legally required to disclose. Such a disclosure shall not release the receiving Party with respect to the Confidential Information so disclosed except to the extent of permitting the required disclosure.

         5.3 Disclosure to Affiliates, Contractors - The LLC may disclose Confidential Information to its Affiliates, sublicensees, consultants, contractors (parties under contract with the LLC for the custom manufacturing or shipping of Licensed Products or obtention of registration in the Territory), as may be necessary to exercise the rights granted hereunder and to register and prepare for commercialization of Licensed Products, and to commercialize Licensed Products under this LLC License, under conditions of confidentiality at least as stringent as those set out in Article V.

         5.4 Survival of Confidentiality - Termination of this LLC License for any reason shall not relieve the Parties of their obligations under Article V. The provisions of Article V shall survive termination of this LLC License for five (5) years.


                                   ARTICLE VI

                                   ASSIGNMENT
                                   ----------

         6.1 Assignment by the LLC - The LLC shall not have the right to assign its rights hereunder, except as provided for by the terms in the LLC Agreement which terms are incorporated herein by reference.

         6.2 Assignment by DIVERSA - DIVERSA shall have the right to assign its rights in this LLC License (or any part hereof) to an
                  Affiliate: provided, however, that DIVERSA shall continue to be responsible, using its reasonable best efforts, for the obligations of any such Affiliate, including honoring the terms of this LLC License. DIVERSA may assign its rights hereunder in connection with the transfer or sale of all or substantially all of the business of DIVERSA to which this LLC License relates, whether by merger, sale of stock, sale of assets or otherwise.

                                   ARTICLE VII

                         THIRD PARTY INFRINGEMENT CLAIMS
                         -------------------------------

         7.1 Defense of Third Party Patent Claims - If a claim is brought by a Third Party that the manufacture, use or the sale of a Licensed Enzyme in the Territory (regardless of use) infringes a patent of such Third Party, the LLC will give prompt written notice to DIVERSA of such claim if it concerns DIVERSA Patent Rights. The Parties shall confer in accord with Section 7.2.

         7.2 Mutual Decisions - From the Effective Date and using their good faith efforts, DIVERSA and the LLC shall discuss any claim or suit brought by a Third Party for patent infringement and mutually evaluate whether that Third Party's patent is infringed by the manufacture, use or sale of any Licensed Enzyme covered in DIVERSA Patent Rights by the LLC or its Affiliates in the Territory. Specifically, DIVERSA and the LLC shall mutually try to agree on:

                  (a) the strategy for such suit or claim, e.g. whether to negotiate a settlement, sue or withdraw selling the Licensed Enzyme from the country in the Territory in which infringement is claimed;

                  (b) the basis to be determined for sharing the costs of litigation, damages awarded, and royalty to be paid to the Third Party ;

                  (c) which Party should conduct the defense or if both DIVERSA and the LLC should jointly defend; and the consequences of such decisions.

         7.3 Third Party License - The LLC shall use its good faith efforts to negotiate any necessary agreement for royalty payment to Third Parties with a view to enabling Licensed Products to be commercialized in the Territory. As of the Licensed Enzyme designation, neither Party is aware of the need for any such Third Party license.


                                  ARTICLE VIII

                         PATENT ENFORCEMENT & LITIGATION
                         -------------------------------

         8.1      Enforcement -

                  8.1.1 If either Party learns of any infringement of DIVERSA Patent Rights by a Third Party, it shall promptly notify the other Party.

                  8.1.2 If the possible infringement concerns a Licensed Enzyme that is competing with the LLC, then DIVERSA shall request at least a preliminary injunction and removal from the market place of all infringing Third Party products. DIVERSA will bear the costs and shall be entitled to any recovery obtained from such litigation, settlement or compromise thereof. If DIVERSA elects not to take action for such infringement, then the LLC may do so at the LLC's expense and shall be entitled to any recovery obtained from such litigation, settlement or compromise thereof and the LLC retains all damages received.

         8.2 Settlement - Any settlement of an infringement suit, whether brought by the LLC or by DIVERSA, shall be subject to the consent of both Parties, which consent shall not be unreasonably withheld.



         8.3 Cooperation - Each Party shall cooperate with the other Party to the extent reasonably requested in any legal action:

                  (i) related to this LLC License brought by a Third Party against one Party; or

                  (ii) related to this LLC License brought by a Third Party against both Parties; or

                  (iii) taken against a Third Party by either Party regarding DIVERSA Patent Rights in the Approved Fields in the Territory, and each Party shall have the right to participate in any defense, compromise or settlement to the extent that, in its judgment, it may be prejudiced thereby.

                  In addition, the LLC shall not settle any claim or suit in any manner that shall adversely affect any DIVERSA Patent Rights or requiree any payment by DIVERSA, without the prior written consent of DIVERSA.


                                   ARTICLE IX

                    EXPORT CONTROL AND GOVERNMENT REGULATIONS
                    -----------------------------------------

         9.1 Compliance by DIVERSA - DIVERSA agrees to comply with all governmental regulations for shipping Licensed Enzyme, whether in vivo or in vitro, to the LLC or any regulation for safety of the culture.

         9.2 Compliance by the LLC - The LLC agrees to comply with all necessary United States, and other countries' governmental regulations in the Territory with respect to export of Know-How and any Licensed Product. The LLC agrees to not export or re-export any Know-How or Licensed Product received from DIVERSA or the direct products of such technology to any prohibited country listed in the U.S. Export Administration Regulations (15 C.F.R. ss.700 et seq.) unless properly authorized by the U.S. Government.

         9.3 Clearances - The LLC agrees to obtain all necessary clearances from any government in the Territory for export or re-export with respect to the Know-How or Licensed Products.


                                    ARTICLE X

                      PRODUCT LIABILITY AND INDEMNIFICATION
                      -------------------------------------


         10.1 Indemnity by DIVERSA - DIVERSA shall indemnify and hold the LLC, its agents, directors, officers, employees and Affiliates harmless from and against any and all liabilities, claims, demands, damages, costs, expenses or money judgments (including reasonable attorneys' fees and expenses) incurred by or rendered against any of them for personal injury, sickness, disease or death or property damage which directly arise out of:

                  (a)      the intentional misconduct or negligence of DIVERSA;
                           or

                  (b) the breach by DIVERSA of its representations, warranties or agreements given in this LLC License; or

                  (c) any activity carried out with Licensed Enzyme by DIVERSA other than through the LLC and its Affiliates under this LLC License or other written agreements between the Parties;

                  provided, however, that the LLC shall give DIVERSA notice in writing in accord with Article XV as soon as practicable of any such claim or lawsuit and shall permit DIVERSA to undertake the defense thereof (including the right to settle the claim solely for monetary consideration) at DIVERSA's expense. However,

                  (i) The LLC will cooperate in such defense by providing access to witnesses and evidence available to it. The LLC shall have the right to participate in any defense to the extent that in its judgment, the LLC may be prejudiced thereby; and

                  (ii) in any claim or suit in which the LLC seeks indemnification by DIVERSA, the LLC shall not settle, offer to settle or admit liability or damages in any such claim or suit without the prior written consent of DIVERSA.

         10.2 Indemnity by the LLC - the LLC shall defend, indemnify and hold DIVERSA and its Affiliates, and their respective agents, directors, officers, and employees harmless from and against any and all losses, liabilities, claims, demands, damages, costs, expenses or money judgments (including reasonable attorneys' fees and expenses) incurred by or rendered against any of them for personal injury, sickness, disease or death or property damage which arise out of

                  (i) the development, manufacturing, testing, handling, storage, use, promotion, sale or distribution of Licensed Products by the LLC or its Affiliates, except for those instances provided in Section 10.1 for which DIVERSA is obligated to indemnify the LLC; or

                  (ii) the breach by the LLC of any of its representations, warranties or covenants contained in this LLC License or any agreement contemplated by the terms of this LLC License; or

                  (iii) the intentional misconduct or gross negligence of the LLC;

                  provided, however, that DIVERSA shall give the LLC notice in writing in accord with Article XV as soon as practicable of any such claim or lawsuit and shall permit the LLC to undertake the defense thereof at the LLC's expense. However,

                  (i) DIVERSA will cooperate in such defense by providing access to witnesses and evidence available to it. DIVERSA shall have the right to participate in any defense to the extent that in its judgment, DIVERSA may be prejudiced thereby; and

                  (ii) In any claim or suit in which DIVERSA seeks indemnification by the LLC, DIVERSA shall not settle, offer to settle or admit liability or damages in any such claim or suit without the prior written consent of the LLC.


                                   ARTICLE XI

                             WARRANTY AND DISCLAIMER
                             -----------------------

         11.1 Belief of Accuracy - DIVERSA represents that the Know-How, Licensed Enzyme, DIVERSA Patent Rights, information and any Confidential Information transferred or provided to the LLC hereunder are believed to be accurate and complete as of their then current status at DIVERSA, that DIVERSA's interpretations and conclusions drawn therefrom were made in good faith and in the exercise of DIVERSA's scientific judgment as of the dates of the documents contained therein, and that to the best of DIVERSA's knowledge, data subject to regulations is in compliance with such regulations.

         11.2 Reliance - The LLC represents that it will be solely relying on its own evaluation of the Licensed Enzyme and the other Confidential Information transferred or provided to it hereunder and on its scientific expertise in using the same in its development and commercialization of Licensed Products.

         11.3 Mutual Representations - DIVERSA and the LLC each represents and warrants as follows:

                  11.3.1 Organization - It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, is qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this LLC License.

                  11.3.2 Authorization - The execution, delivery and performance by it of this LLC License have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders or (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

                  11.3.3 Binding Agreement - This LLC License is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms and conditions.

                  11.3.4 Warranty Disclaimer - EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LLC License, NEITHER Party MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY Confidential Information, DIVERSA Patent Rights, Know-How, Licensed Enzymes, Licensed Products, OR OTHER TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS LLC License AND HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR VALIDITY OF TECHNOLOGY OR PATENT CLAIMS, ISSUED OR PENDING, WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

                  11.3.5 Limited Liability - EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER DIVERSA NOR THE LLC WILL BE LIABLE TO THE OTHER Party WITH RESPECT TO ANY SUBJECT MATTER OF THIS LLC License UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (i) ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR
                           (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

                                   ARTICLE XII

                              TERM AND TERMINATION
                              --------------------


         12.1 Term - Unless terminated under the provisions of this Article XII, this LLC License shall continue in full force and effect until the expiration of the last to expire Patent Rights and Joint Patent Rights listed on Appendix A, subject to the survivorship clause Section 12.7.

         12.2 Termination - This LLC License shall terminate under the following circumstances:

                  12.2.1 Dissolution/Liquidation - upon the dissolution or liquidation of either Party in accord with the terms stated in the LLC Agreement which terms are incorporated herein by reference.

                  12.2.2 LLC Bankruptcy - if the LLC files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a voluntary petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof. The Licensed Products shall be held as an asset of the LLC.

                  12.2.3 Early termination - if the LLC breaches this LLC License in any manner that requires cure and a remedy is reasonably possible, then the LLC shall discuss all related issues of such breach and cure with the Board of Directors for resolution prior to any termination.

         12.3 DIVERSA's Termination Rights - DIVERSA shall further have the right to terminate, but separately on each Licensed Product, on written notice to the LLC if the LLC breaches any material provision (e.g., Sections 2.2 and 2.4) of this LLC License and has not cured such breach within thirty (30) days after written notice thereof by DIVERSA. Any breach under this provision, prior to any termination hereunder, must be brought by DIVERSA to the Board of Directors of the LLC for resolution within thirty (30) days, and then, if necessary, subject to the dispute resolution provisions of Article XIV.

         12.4 Rights of the LLC after termination of this LLC License - The LLC has the right to grant sublicenses for any specific Licensed Products and such sublicensees rights shall continue for those Licensed Products and such sublicensee shall assume any obligations of the LLC to DIVERSA under this Agreement.

         12.5 On Termination - The LLC shall, upon termination of this LLC License under Section 12.2, or termination by DIVERSA under
                  Section 12.3, on a Licensed Enzyme or Licensed Product basis for each one, make no further use of any kind of any and all Know-How and Confidential Information of DIVERSA disclosed hereunder by DIVERSA, except to the extent such information has become public knowledge other than through fault of the LLC, and make no further use of the surviving DIVERSA Patent Rights. If the LLC License expires by the expiration of the DIVERSA Patent Rights, then the LLC may continue to use, make and sell Licensed Enzymes and Licensed Products without further obligations to DIVERSA hereunder. If any sublicenses have been granted under Section 2.2, such sublicenses shall remain in effect after termination of this LLC License, but all payments due the LLC shall be made to DIVERSA.

         12.6     Effect of Termination.

                  (a) Upon termination of this LLC License prior to the expiration of the relevant DIVERSA Patent Rights on a Licensed Product or Licensed Enzyme basis, all rights to the DIVERSA Intellectual Property as defined in the IE R&D Agreement shall revert to DIVERSA;

                  (b) Within thirty (30) days following the termination of this LLC License, but separately on each Licensed Product, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession; and

                  (c) Expiration or termination of this LLC License shall not relieve the Parties of any obligation accruing prior to such expiration or termination.

         12.7     Survival of Certain Obligations - On termination of this LLC
                  License: the obligations of confidentiality set forth in
                  Article V shall survive for the time stated therein; export control compliance set forth in Article IX shall survive; the indemnification obligations set forth in Article X; and Third Party infringement claims set forth in Article VII shall survive as to all claims or actions arising from events which occurred before termination. Article XIV shall survive termination of this LLC License so long as any disputes arising prior to such termination exist.

         12.8 DIVERSA Bankruptcy - if DIVERSA files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a voluntary petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the terms of the LLC Agreement, which terms are incorporated herein by reference, shall govern. The rights and licenses granted under or pursuant to this LLC License shall be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code, licenses or rights to "intellectual property" as defined under Section 101(52) of the US Bankruptcy Code. The Parties agree that each Party, as a licensee of such rights under this LLC License, shall retain and may fully exercise all of its rights and elections under the US Bankruptcy Code, subject to performance by the licensee of its preexisting obligations under this LLC License.


                                  ARTICLE XIII

                                  FORCE MAJEURE
                                  -------------


         13.1 Event of Force Majeure - In the event that performance under this LLC License, or any obligation hereunder, is hindered, delayed or prevented by reason of acts of God, strikes, lockouts, labor troubles, intervention of any governmental authority, fire, riots, insurrections, invasions, war or other reason of similar nature beyond the reasonable control of the Party and are without its fault or negligence, then performance of that act shall be excused for the period of the delay and the period for the performance of that act shall be extended for an equivalent period.

         13.2 Notification. Upon occurrence of an event of force majeure, the affected Party shall promptly notify the other Party in writing, setting forth the nature of the occurrence, its expected duration and how that Party's performance is affected.

                  The affected Party shall resume the performance of its obligations as soon as practicable after the force majeure event ceases.


                                   ARTICLE XIV

                               DISPUTE RESOLUTION
                               ------------------



         14.1 Choice of Law - This LLC License shall be governed by the laws of the State of Delaware, excepting its conflict of laws principles, in all respects of validity, construction and performance, except that all questions concerning the construction, validity, coverage or infringement of DIVERSA Patent Rights or Joint Patent Rights shall be decided in accordance with the patent law of the country where the patent was granted.

         14.2 Disputes - Both Parties shall make good faith efforts to resolve any questions concerning construction and performance under this LLC License, excluding DIVERSA Patent Rights and antitrust issues (which are settled by court proceeding in the concerned country), by:

                  14.2.1 Notice, contact and negotiation, all proceedings and documents in English, between the Parties listed under Article 15.1 within one hundred twenty (120) days from the date of the notice by negotiation either by telephone or by meeting in Denver, CO; and

                  14.2.2 If unsuccessful under Article 14.2.1, then senior executive management with settlement authority and counsel of the LLC and DIVERSA shall meet at a mutually agreeable neutral location within sixty (60) days from a date of notice that Article 14.2.1 failed to resolve the issues. Counsel shall present the legal and factual arguments to such executives in English, with supporting evidence if necessary, and resolution by these executives is expected within ten
                           (10) business days therefrom , which may be reduced to writing in English as an amendment to this LLC License; and

                  14.2.3 If such executives have not met or resolved the issues under Article 14.2.2, then within seventy five
                           (75) days from the date of the notice under Article 14.2.1, the Parties shall submit the issues to mediation in Chicago, IL, in English, in accordance with the Rules of the American Arbitration Association ("AAA"), which may be modified by the Parties, and judgment shall be binding. The Parties agree that the following procedures shall be adhered to even though they may, in part, not be in full conformance with said Rules:

                           (a) Three Mediators shall be selected from a list of at least 20 arbitrators selected by the AAA composed of counsel with chemistry, molecular biology, industrial enzyme or pharmaceutical expertise who are practicing or retired partners in law firms or in-house corporate counsel not affiliated with the Parties with at least 15 years of experience in law and knowledge of the pertinent laws of any country relevant to the dispute. If the dispute issue is relevant for a commercial expert to advise the Mediators, one expert selected by the mediators may be used. The mediation proceedings and reports shall be in English. The time from the beginning of submission for mediation and conclusion of any oral or written proceedings shall not exceed six (6) months; and

                           (b) Limited discovery to only that which each Party has a substantial, demonstrable need, and shall be conducted in the most expeditious and cost-effective manner. The Mediators shall resolve any issues with regard to the discovery. Decision by the Mediators shall be given in writing within thirty (30) days from the end of oral proceedings; and

                           (c) The decision by the Mediators is binding, but should either Party then need to have a Court of competent jurisdiction for the Parties enforce the decision, either Party may introduce into court the decision reached by Mediation with its supporting evidence.


                                   ARTICLE XV

                                     NOTICES
                                     -------


         15.1 Official - Any notice, request or communication specifically provided for or permitted to be given under this LLC License must be in writing and may be delivered by hand delivery, overnight courier service, or electronic transmission such as facsimile, and shall be deemed effective as of the time of actual delivery thereof to the addressee. For purposes of notice the addresses of the Parties shall be as follows:

                  If to DIVERSA:

                           Diversa Corporation
                           10665 Sorrento Valley Road
                           San Diego, California  92121

                               Attention: Jay M. Short, PhD
                                          Chief Executive Officer

                                          Telephone:  858-623-5135
                                          Facsimile:  858-623-5180

                  With a copy to:

                           Diversa Corporation
                           10665 Sorrento Valley Road
                           San Diego, California  92121

                               Attention: Carolyn Erickson
                                          Vice President, Intellectual Property
                                          Telephone:  858-623-5104
                                          Facsimile:  858-453-9133

                  If to the LLC:

                           New Venture LLC
                           10665 Sorrento Valley Road
                           San Diego, California 92121

                               Attention:


                                          Telephone:
                                          Facsimile:

         15.2 Development Issues - For purposes of commercial development reporting, the addresses of the Parties shall be as follows:

                  If to DIVERSA:

                           Diversa Corporation
                           10665 Sorrento Valley Road
                           San Diego, California  92121

                               Attention: Jay M. Short, PhD
                                          Chief Executive Officer

                                          Telephone:  619-623-5135
                                          Facsimile:  619-623-5180

                  If to the LLC:

                           New Venture LLC
                           10665 Sorrento Valley Road
                           San Diego, California 92121

                               Attention:


                                          Telephone:
                                          Facsimile:


                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         16.1 Amendments - This LLC License may be amended only in writing executed by both Parties.

         16.2 Entirety of Agreement - This LLC License together with the IE R&D Agreement, and their respective attachments, between DIVERSA and the LLC, the LLC Agreement and it respective attachments executed between DOW and DIVERSA, including, the Services Agreements to be entered into with the LLC, the Confidentiality and Transfer Agreement, and their respective attachments, executed between DOW, the LLC and DIVERSA, and the Contract Manufacturing Agreement and Development Agreement executed between DOW and the LLC, all agreements effective as of the Effective Date sets forth the entire agreement and understanding between the Parties hereto with respect to the commercialization of Licensed Products in the Territory.

         16.3 Severability - If any term or provision under this LLC License is deemed invalid under the laws of a particular country or jurisdiction, the invalidity shall not invalidate the whole LLC License but it shall be construed as if not containing that particular term or provision and the rights and obligations of the Parties shall be construed and enforced accordingly. The Parties shall negotiate in good faith a substitute provision in compliance with the law to as nearly as possible retain the Parties intent in legally valid language.

         16.4 Waivers, Cumulative Remedies - A waiver by either Party of any term or condition of this LLC License in any one instance shall not be deemed construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this LLC License shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

         16.5 Headings - Headings in this LLC License are included herein for ease of reference and shall not affect the meaning of the provisions of this LLC License, nor shall they have any other legal effect.

         16.6 Other Documents - Each Party agrees to execute such additional papers or documents in customary legal form and to make such governmental filings or applications as may be necessary or desirable to effect the purposes of this LLC License and carry out its provisions.

         16.7 Publicity - Neither the LLC nor DIVERSA shall make the financial terms of this LLC License public, except as required by law or by mutual consent. Either Party may make such disclosure of the existence of this LLC License to its attorneys, advisors, investors, prospective investors, leaders and other financing sources, under circumstances that reasonably ensure confidentiality. In the event that a filing of a copy of this LLC License with the US Securities and Exchange Commission is required, then DIVERSA shall seek confidential treatment of information considered confidential by the LLC and shall redact the financial and as much other information as possible.

                  Any press release or publicity of this LLC License shall be reviewed and approved by both Parties prior to any release. It is expected that a Q&A outline for use in responding to inquires about this LLC License shall be prepared and used by both Parties. Thereafter both Parties may disclose the information contained in such press release and Q&A outline without the need for further approval. In no event shall the financial terms of this LLC License be publicly disclosed, except as noted in the first paragraph of Section 16.7.

                  In addition, DIVERSA may make public statements regarding the Licensed Enzymes by announcing in general terms that the LLC has exercised its license to them.

         16.8 Interpretation - The LLC and DIVERSA acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this LLC License and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this LLC License; and (iii) the terms and provisions of the LLC License shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this LLC License.

         16.9 Counterparts - This LLC License may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original.

         16.10 No Agency or Partnership - Nothing contained in this LLC License shall give either Party the right to bind the other Party, or be deemed to constitute either Party as an agent for the other Party or as a partner with the other Party or any Third Party.

         IN WITNESS WHEREOF, the Parties have caused this LLC License to be executed in duplicate originals as of the last signature date below, by their duly authorized representatives. This LLC License may be signed in separate counterparts by facsimile. This LLC License is intended to be signed concurrently with the IE R&D Agreement and shall not be effective until the IE R&D Agreement has also been executed by both Parties. Such LLC License may be subject to management and/or Board approval by each Party. Upon signature such Board approval is indicated to have been obtained.

DIVERSA CORPORATION                       JV


By       /s/ Jay M. Short                 By       /s/ Fernand Kaufmann
   -----------------------------             --------------------------------
Name     Jay M. Short, PhD                Name     Fernand Kaufmann
Title    Chief Executive Officer          Title    Member, Board of Directors


Date     June 29, 2000                    Date     June 29, 2000
    ----------------------------              -------------------------------


Enclosures
Appendix A = Patent Rights (A-1 = Joint Patent Rights; A-2 = DIVERSA Patent
             Rights)
Appendix B = Licensed Product
Appendix C = Licensed Enzyme with Approved Field

                                     [***]






*CONFIDENTIAL TREATMENT REQUESTED

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